EXHIBIT 23.2




Consent of Independent Accountants


The Board of Directors
SMTEK International, Inc.:

We consent to the inclusion of our report dated August 21, 1998 with respect to the consolidated balance sheets of SMTEK International, Inc. and subsidiaries as of June 30, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended June 30, 1998, incorporated herein by reference.


/s/ KPMG LLP

Los Angeles, California
February 9, 1999